Exhibit 21.1

                                  Subsidiaries

Name                                              Jurisdiction of Incorporation                    Ownership
----                                              -----------------------------                    ---------
Upper Class Group Limited                            British Virgin Islands                      100% (Direct)

Shougang City Haoyuan Chemical Company Limited               China                               100% (Indirect)

Shougnag Yuxin Chemical Industry Co., Ltd.                   China                               100% (Indirect)